Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Larry Wexler, Corp Comm	Murray Louis, VP	Dana Grosser, Corp PR
Voice:	610.676.1440	610.676.1932	610.676.2459
E-mail	lwexler@seic.com	mlouis@seic.com	dgrosser@seic.com
Pages:	Nine

SEI Reports Third-Quarter Revenues Down 10%, Net Income Down 53%

Net income negatively affected by $40.8 million in SIV-related charges

OAKS, Pa., October 22, 2008 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2008, reporting decreases in revenues, net income and earnings per share compared to third-quarter 2007. Net income during the third-quarter 2008 was negatively affected by a $40.8 million pre-tax charge (approximately $.13 per share post-tax) for previously-disclosed structured investment vehicle-related issues involving SEI-sponsored money market funds. The total loss recognized during 2008 is $93.9 million and the total cumulative loss recognized is $119.0 million.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2008	2007	%	2008	2007	%
Revenues	$316,086	$349,636	(10)%	$979,517	$1,015,619	(4)%
Net Income Before Taxes	54,305	111,727	(51)%	205,497	324,748	(37)%
Net Income	34,495	73,299	(53)%	129,605	206,177	(37)%
Diluted Earnings Per Share	$.18	$.37	(51)%	$.66	$1.02	(35)%

“The turmoil in the capital markets made the third-quarter a particularly challenging one,” said Alfred P. West, Jr., SEI Chairman and CEO.

“The current market environment presents one of the most challenging ever faced. However, our diverse portfolio of businesses and our strong capital base and balance sheet should enable us to maintain profitability, continue to generate cash and stay the course in the implementation of our new strategies.

“Rest assured, during these times, we will continue to work hard to improve our business and its results. We are firm in our belief that what we are doing will provide our clients with opportunities for success, position us to prosper as times get better.”

Summary of Third-Quarter and Year to Date Results by Business Segment

	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
(In thousands)	2008	2007	%	2008	2007	%
Private Banks:
Revenues	$99,882	$104,280	(4)%	$310,538	$302,108	3%
Expenses	79,545	82,846	(4)%	251,079	241,668	4%

Operating Profit	$20,337	$21,434	(5)%	$59,459	$60,440	(2)%
Operating Margin	20%	21%		19%	20%

Investment Advisors:
Revenues	58,846	65,715	(10)%	181,213	192,724	(6)%
Expenses	30,775	31,257	(2)%	93,702	91,550	2%

Operating Profit	28,071	34,458	(19)%	87,511	101,174	(14)%
Operating Margin	48%	52%		48%	52%

Institutional Investors:
Revenues	52,757	51,275	3%	154,746	146,815	5%
Expenses	30,525	30,980	(1)%	89,993	89,334	1%

Operating Profit	22,232	20,295	10%	64,753	57,481	13%
Operating Margin	42%	40%		42%	39%

Investment Managers:
Revenues	38,202	35,844	7%	112,002	105,131	7%
Expenses	26,566	25,445	4%	77,542	74,649	4%

Operating Profit	11,636	10,399	12%	34,460	30,482	13%
Operating Margin	30%	29%		31%	29%

Investments in New Businesses:
Revenues	1,811	1,881	(4)%	5,509	5,347	3%
Expenses	4,023	5,020	(20)%	12,822	14,597	(12)%

Operating Loss	(2,212)	(3,139)	30%	(7,313)	(9,250)	21%
Operating Margin	n/a	n/a		n/a	n/a

LSV:
Revenues	64,588	90,641	(29)%	215,509	263,494	(18)%
Expenses (1)	40,754	56,252	(28)%	133,950	162,411	(18)%

Operating Profit	23,834	34,389	(31)%	81,559	101,083	(19)%
Operating Margin	37%	38%		38%	38%

Consolidated Segment Totals:
Revenues	$316,086	$349,636	(10)%	$979,517	$1,015,619	(4)%
Expenses	212,188	231,800	(8)%	659,088	674,209	(2)%

Operating Profit	$103,898	$117,836	(12)%	$320,429	$341,410	(6)%
Operating Margin	33%	34%		33%	34%

(1)	Includes $32,741 and $47,671 for the three-month period ended September 30, 2008 and 2007, respectively, and $112,051 and $139,204 for the nine-month period ended September 30, 2008 and 2007, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and nine-month periods ended September 30, 2008 and 2007 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Total operating profit from business segments	$103,898	$117,836	$320,429	$341,410

Corporate overhead expenses	(10,420)	(9,754)	(30,876)	(30,459)
Minority interest reflected in segments	33,291	49,016	114,561	142,641
LSV Employee Group Expenses (1)	(1,820)	(1,820)	(5,460)	(5,460)

Income from operations	$124,949	$155,278	$398,654	$448,132

(1)	Includes $1,805 for the three-month period ending September 30, 2008 and 2007, and $5,416 for the nine- month period ended September 30, 2008 and 2007 of amortization expense related to intangible assets owned by LSV Employees Group LLC. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Third-Quarter Business Commentary:

•	The Institutional Investors and Investment Managers segments generated gains in third-quarter 2008 revenues and operating profits versus third-quarter 2007 due to new client activity.

•

The LSV and Investment Advisors segments were most directly affected by the weakening capital markets resulting in substantial third-quarter 2008 revenue and operating profit declines from third-quarter 2007 levels.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the third-quarter 2008, the company recognized $23.8 million as its portion of the earnings from LSV versus $34.4 million in the third-quarter 2007.

•	Assets under management declined by $16.4 billion during third-quarter 2008 to $161.8 billion, primarily due to market depreciation.

•

The third-quarter 2008 results include a $34.2 million non-cash charge related to money market funds support agreements. Additionally, on September 30, 2008, SEI purchased all of the SIVs held by the SDIT Money Market fund for a cash purchase price of $15.3 million. The purchased securities on that date had a fair value of $8.7 million which resulted in a $6.6 million loss recognized in the third quarter. SEI has recognized losses of $93.9 million during 2008 and cumulative losses of $119.0 million associated with SIV- related issues involving SEI-sponsored money market funds. Additional information about the capital support agreements is attached to this release and is also contained in SEI’s 2007 Form 10-K filed February 26, 2008 and SEI’s 2008 second-quarter 10-Q filed July 31, 2008.

•	In the third-quarter 2008, SEI purchased 770,000 shares of its common stock for $16.7 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on October 22, 2008. Investors may listen to the call at www.seic.com (Investor Information section), or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 966006.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of September 30, 2008, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $431 billion in mutual fund and pooled assets and manages $162 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2008	2007
Asset management, admin. and distribution fees	$243,162	$280,287
Information processing and software servicing fees	56,577	58,485
Transaction–based and trade execution fees	16,347	10,864

Total revenues	316,086	349,636
Commissions and fees	42,336	44,184
Compensation, benefits and other personnel	80,932	88,463
Consulting, outsourcing and professional fees	26,213	23,703
Data processing and computer related	11,325	10,410
Facilities, supplies and other costs	18,656	16,607
Depreciation and amortization	11,675	10,991

Total expenses	191,137	194,358
Income from operations	124,949	155,278
Minority interest	(31,078)	(46,463)
Net loss on investments (1) (2)	(42,047)	(202)
Interest and dividend income	3,384	4,381
Interest expense	(903)	(1,267)

Income before taxes	54,305	111,727
Income taxes	19,810	38,428

Net income	$34,495	$73,299

Diluted earnings per common share	$.18	$.37

Shares used to calculate diluted earnings per common share	194,696	200,321

Basic earnings per common share	$.18	$.38

Shares used to calculate basic earnings per common share	191,554	194,930

(1)	Includes $34,205 for the three month period ended September 30, 2008 of a non-cash charge related to money market funds support agreements.
(2)	Includes $6,588 for the three month period ended September 30, 2008 of a loss related to the purchase of structured investment vehicles from a SEI-sponsored money market fund.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Asset management, admin. and distribution fees	$764,152	$813,338
Information processing and software servicing fees	173,804	168,131
Transaction–based and trade execution fees	41,561	34,150

Total revenues	979,517	1,015,619
Commissions and fees	130,676	129,857
Compensation, benefits and other personnel	248,353	261,293
Consulting, outsourcing and professional fees	79,581	67,199
Data processing and computer related	33,102	31,404
Facilities, supplies and other costs	54,458	51,867
Depreciation and amortization	34,693	25,867

Total expenses	580,863	567,487
Income from operations	398,654	448,132
Minority interest	(107,837)	(134,439)
Net loss on investments (1) (2)	(93,387)	(1,515)
Interest and dividend income	10,745	13,314
Interest expense	(2,678)	(3,696)
Other	—	2,952

Income before taxes	205,497	324,748
Income taxes	75,892	118,571

Net income	$129,605	$206,177

Diluted earnings per common share	$.66	$1.02

Shares used to calculate diluted earnings per common share	196,300	202,875

Basic earnings per common share	$.67	$1.05

Shares used to calculate basic earnings per common share	192,457	196,720

(1)	Includes $87,301 for the nine month period ended September 30, 2008 of a non-cash charge related to money market funds support agreements.
(2)	Includes $6,588 for the nine month period ended September 30, 2008 of a loss related to the purchase of structured investment vehicles from a SEI-sponsored money market fund.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) September 30, 2008	December 31, 2007
Assets
Cash and short-term investments	$345,790	$360,921
Restricted cash	34,250	10,250
Receivables	253,776	275,109
Securities owned	12,093	16,777
Other current assets	68,208	31,877

Total current assets	714,117	694,934
Property and equipment, net	150,735	143,516
Marketable securities	86,017	77,169
Capitalized software, net	258,190	231,684
Goodwill	22,842	22,842
Intangible assets	54,434	60,177
Other assets, net	17,039	22,043

Total assets	$1,303,374	$1,252,365

Liabilities
Current liabilities (1)	$267,515	$230,367
Long-term debt	29,623	43,971
Deferred income taxes	81,978	73,600
Long term liabilities	12,021	11,895
Minority interest	128,858	136,149
Shareholders’ Equity	783,379	756,383

Total liabilities and shareholders’ equity	$1,303,374	$1,252,365

(1)	Includes $112,423 and $25,122 for the period ended September 30, 2008 and December 31 2007, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Sep. 30, 2007	Dec. 31, 2007	Mar. 31, 2008	Jun. 30, 2008	Sep. 30, 2008
Private Banks:
Equity/Fixed Income prgms.	$21,816	$21,160	$18,904	$18,163	$14,436
Collective Trust Fund prgm.	1,056	1,007	1,008	955	1,028
Liquidity funds	8,836	8,886	9,198	8,345	9,253

Total assets under mgmt.	$31,708	$31,053	$29,110	$27,463	$24,717
Client assets under admin.	15,655	14,235	13,897	13,242	12,301

Total assets	$47,363	$45,288	$43,007	$40,705	$37,018
Investment Advisors:
Equity/Fixed Income prgms.	$37,751	$36,378	$32,736	$31,938	$27,817
Collective Trust Fund prgm.	2,325	2,295	2,310	2,259	2,471
Liquidity funds	1,619	2,079	2,461	2,410	2,859

Total assets under mgmt.	$41,695	$40,752	$37,507	$36,607	$33,147
Institutional Investors:
Equity/Fixed Income prgms.	$43,504	$44,833	$43,134	$43,608	$39,775
Collective Trust Fund prgm.	907	897	924	947	1,001
Liquidity funds	4,342	3,629	4,077	3,950	3,930

Total assets under mgmt.	$48,753	$49,359	$48,135	$48,505	$44,706
Investment Managers:
Equity/Fixed Income prgms.	$24	$24	$20	$19	$10
Collective Trust Fund prgm.	6,814	6,651	6,571	6,572	6,453
Liquidity funds	360	325	571	438	699

Total assets under mgmt.	$7,198	$7,000	$7,162	$7,029	$7,162
Client assets under admin.	205,251	215,124	225,005	228,722	256,553

Total assets	$212,449	$222,124	$232,167	$235,751	$263,715
Investments in New Businesses:
Equity/Fixed Income prgms.	$907	$929	$869	$838	$704
Liquidity funds	40	74	77	98	115

Total assets under mgmt.	$947	$1,003	$946	$936	$819
LSV Asset Management
Equity/Fixed Income prgms.	$71,349	$67,599	$61,765	$57,692	$51,296
Consolidated:
Equity/Fixed Income prgms (A)	$175,351	$170,923	$157,428	$152,258	$134,038
Collective Trust Fund prgm.	11,102	10,850	10,813	10,733	10,953
Liquidity funds	15,197	14,993	16,384	15,241	16,856

Total assets under mgmt.	$201,650	$196,766	$184,625	$178,232	$161,847
Client assets under admin. (B)	220,906	229,359	238,902	241,964	268,854

Total assets	$422,556	$426,125	$423,527	$420,196	$430,701

(A)	Equity/Fixed Income programs include $2,697 of assets invested in various asset allocation funds at September 30, 2008.
(B)	In addition to the numbers presented, SEI also administers an additional $6,485 in Funds of Funds assets (as of September 30, 2008) on which SEI does not earn an administration fee.

SEI Investments Company

Impact of Support Provided to Sponsored Money Market Funds

Third-Quarter 2008 and Cumulative as of September 30, 2008

(in thousands)

	Transaction Dates	Par Value of Securities	Support Amount	Third Quarter 2008		Cumulative
				Gross Charge	After-Tax Charge	Gross Charge	After-Tax Charge
Securities currently held by funds:
Capital Support Agreement (1)	Nov 2007	$274,069	$150,000	$27,871	$17,698	$93,659	$59,099
Capital Support Agreement (2)	Dec 2007	74,286	20,000	7,289	4,629	18,765	11,841

Total of securities currently held by funds		348,355	170,000	35,160	22,327	112,424	70,940
Securities purchased from funds:
Gryphon (formerly Cheyne)	Sep 2008	15,321	15,321	5,634	3,578	6,588	4,157

Total of all Securities		$363,676	$185,321	$40,794	$25,905	$119,012	$75,097

(1)	Pertains to SEI Daily Income Trust Prime Obligation Fund
(2)	Pertains to SEI Liquid Asset Trust Prime Obligation Fund